                           PEN-TAB INDUSTRIES, INC.

                                  $75,000,000

                 10 7/8% Senior Subordinated Securities due 2007

                               Purchase Agreement



January 30, 1997

J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
c/o J.P. Morgan Securities Inc.
    60 Wall Street
    New York, New York 10260-0060

Ladies and Gentlemen:

     Pen-Tab Industries, Inc., a corporation formed under the laws of Delaware (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc. (the "Initial Purchasers") $75,000,000 principal amount of its 10 7/8% Senior Subordinated Securities due 2007 (the "Securities"). The Securities will be issued pursuant to the provisions of an Indenture to be dated as of February 1, 1997 (the "Indenture") among the Company and U.S. Trust Company of New York, as trustee (the "Trustee").

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act. Holders of the Securities will have the benefits of a Registration Rights Agreement to be dated as of February 1, 1997 among the Company and the Initial Purchasers (the "Registration Rights Agreement").

     The Company hereby agrees with the Initial Purchasers as follows:

     1. The Company agrees to issue and sell the Securities to the Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto at a price (the "Purchase Price") equal to 96.75% of their principal amount.

     2. The Company understands that the Initial Purchasers intend (i) to offer privately their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Offering Memorandum (as defined below).

     The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby makes to the Company the following representations and agreements:

            (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act; and

            (ii) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) and (B) it will solicit offers for the Securities only from, and will offer the Securities only to, (1) persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act, (2) institutions which it reasonably believes are "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, who, in the case of purchasers described in this clause (B)(2), purchase not less than $250,000 principal amount of Securities for their own account and for any discretionary account for which they are acquiring Securities and provide it a letter in the form of Annex A to the Offering Memorandum or (3) upon the terms and conditions set forth in Annex I to this Agreement.

     3. Payment for the Securities shall be made by wire transfer in immediately available funds, to the account specified by the Company to the Initial Purchasers no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), on February 4, 1997, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the account of the Initial Purchasers of the Securities of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Initial Purchasers at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

     4.   The Company represents and warrants to each Initial Purchaser that:

          (a) A preliminary offering memorandum, dated January 16, 1997 (the "Preliminary Offering Memorandum") and an offering memorandum, dated January 30,

     1997 (the "Offering Memorandum") have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Rule 144A(d)(4) Information (as defined in Section 5(m)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (b) the financial statements, and the related notes thereto, included in the Offering Memorandum present fairly in conformity with United States generally accepted accounting principles and practices applied on a consistent basis, the consolidated financial position of the Company and its consolidated subsidiaries and Affiliated Company (as defined in the Offering Memorandum), as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and the pro forma financial information, and the related notes thereto, included in the Offering Memorandum are based upon good faith estimates and assumptions believed by the Company to be reasonable;

          (c) since the respective dates as of which information is given in the Offering Memorandum, there has not been any material change in the capital stock or long-term debt of the Company, or any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Offering Memorandum; and except as set forth or contemplated in the Offering Memorandum, the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company;

          (d) the Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

          (e) the Company has no subsidiaries and will not have any subsidiaries immediately following consummation of the Transactions;

          (f) each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company;

          (g) the Securities have been duly authorized, and when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, when executed and delivered by each of the Company and the Trustee, the Indenture will constitute a valid and binding instrument of the Company; and the Securities and the Indenture will conform, in all material respects, to the descriptions thereof in the Offering Memorandum;

          (h) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

          (i) the Company is not, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company; the issue and sale of the Securities and the performance by the Company of all of the provisions of its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is or will be, following the Transactions, a party or by which it is or will be bound or to which any of the property or assets of the Company is or will be subject, except for conflicts, breaches or defaults which individually and in the aggregate are not material to the Company, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for violations which individually and in the aggregate are not material to the Company; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under any state or non-U.S. securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers;

          (j) other than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or to which the Company is or may be a party following the Transactions or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (k) neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum;

          (l) neither the Company nor any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company and any person acting on its behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

          (m) the Company is not, and will not be after giving effect to the offering and sale of the Securities to be sold and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds"), an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

          (n) it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended (the "TIA");

          (o) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

          (p) Ernst & Young LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act;

          (q) the Company has good and marketable title in fee simple to all material items of real property and good and marketable title to all material personal property owned by it or to be owned by it following the Transactions, in each case free and clear of all liens, encumbrances and defects except such as are otherwise described or referred to in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and after giving effect to the Transactions, any material real property and buildings held under lease by the Company are and will be held by it under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company;

          (r) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

          (s) the Company has filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Offering Memorandum there is no material tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company;

          (t) the Company owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties, and the Company has not received any actual notice, or is not aware, of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Offering Memorandum; and, the Company is in compliance with all laws and regulations relating to the conduct of its business as of the date hereof, except for violations which individually and in the aggregate are not material to the Company;

          (u) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company which are likely to have a material adverse effect on the Company;

          (v) the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company; associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company; and

          (w) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is or will be maintained, administered or contributed to by the Company or any affiliates of the Company for employees or former employees of the Company and its affiliates has been maintained, in all material respects, in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

     5. The Company covenants and agrees with each of the Initial Purchasers as follows:

          (a) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

          (b) if, at any time prior to the completion of the Offering (as defined in the Offering Memorandum), any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, misleading or so that the Offering Memorandum will comply with law;

          (c) the Company will cooperate with you and your counsel in connection with the registration or qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the Offering or sale of the Securities, in any jurisdiction where it is not now so subject;

          (d) for five years from the Closing Date, to furnish to the Initial Purchasers copies of all reports or other material communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements filed with the Commission (other than where confidential treatment has been requested) or any national securities exchange;

          (e) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities;

          (f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

          (g) if requested by you, to use its best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealer, Inc.;

          (h) during the period of three years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (i) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Offering Memorandum and any preliminary offering memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including fees of counsel for the Initial Purchasers and their disbursements) provided that in no event shall the Company be liable for any such amounts in excess of $20,000 in the aggregate, (iv) in connection with the listing of the Securities on any stock exchange, (v) in connection with the printing (including word processing and duplication costs) and delivery of the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Initial Purchasers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, and (vii) incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost and charges of any transfer agent; all expenses of the Initial Purchasers (including, but not limited to the fees and expenses of counsel for the Initial Purchasers), other than as set forth in this paragraph (i) to be paid by the Company shall be paid by the Initial Purchasers;

          (j) the Company will take all reasonable action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby;

          (k) the Company will not solicit any offer to buy or offer to sell Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act;

          (l) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Initial Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) ("Rule 144A(d)(4) Information") under the Securities Act (or any successor thereto); and

          (m) the Company will not take any action prohibited by Rule 10b-6 under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

     6. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance, in all material respects, by each of the Company of its obligations hereunder and to the following additional conditions:

          (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied, in all material respects, with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (b) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or

     (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (c) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any material change in the capital stock or long-term debt of any of the Company or any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum; and the Company has not sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum;

          (d) the Initial Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Initial Purchasers to the effect set forth in subsections (a) and (b) of this Section and to the further effect that there has not occurred any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company from those set forth or contemplated in the Offering Memorandum;

          (e) Kirkland & Ellis, Counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date in form and substance satisfactory to the Initial Purchasers, to the effect that:

                 (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum;

                 (ii) to such counsel's knowledge, no legal or governmental proceedings are pending or threatened in the United States to which the Company is a party (i) that would be required under the Securities Act to be described in a prospectus and are not described in the Offering Memorandum or (ii) which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities in the manner contemplated by the Offering Memorandum or the consummation of the Transactions;

                 (ii) each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Company and the Initial Purchasers) is a valid and binding agreement of the Company;

                 (iv) the Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform to the descriptions thereof in the Offering Memorandum;

                 (v) the Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and binding instrument of the Company;

                 (vi) to such counsel's knowledge, the Company is not (i) in violation of its Certificate of Incorporation or By-Laws, (ii) in breach or violation of any judgment, decree or order to which it is a named party, except for any such breach or violation which would not, individually or in the aggregate, have a material adverse effect on the Company, or (iii) in breach or default under any of the terms or provisions of any contracts listed on Schedule A to such opinion, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a material adverse effect on the Company; the execution and delivery of this Agreement and the Indenture and the consummation by the Company of the transactions contemplated thereby will not conflict with or constitute or result in a breach or a default under or violation of any of (i) the terms or provisions of any contracts listed on Schedule A to such opinion, except for any such conflict, breach, default or violation which would not, individually or in the aggregate, have a material adverse effect on the Company, (ii) the Certificate of Incorporation or By-Laws of the Company, or (iii) any judgment, decree or order known to such counsel to which the Company is a named party, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a material adverse effect on the Company;

                 (vii) no consent, approval or authorization of any United States court or governmental agency or body is required for the issue and sale by the Company of the Securities or the consummation of the other transactions contemplated by this Agreement or the Indenture, except as may be required under state securities or Blue Sky laws (as to which such counsel need not express an opinion), as may be required under the Securities Act or the TIA (as to which such counsel need not express an opinion in this clause (vii)) and those which have heretofore been obtained in connection with the purchase and distribution of the Securities by the Initial Purchasers;

                 (viii) no registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 2 (including Annex I) of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy the Securities in the initial resales are Qualified Institutional Buyers, non-U.S. Persons (as defined in Rule 902 under the Act) or Accredited Investors, (ii) the accuracy of the Initial Purchasers' representations and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of the Securities to the Initial Purchasers and the initial resales thereof and (iii) the accuracy of the representations made by each Accredited Investor who purchases Securities in the initial resale as set forth in the Offering Memorandum;

                 (ix) the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

                 (x) the statements in the Final Memorandum under "Business --Environmental, Health and Safety Matters," "Description of Securities, " and "Certain Federal Income Tax Considerations," insofar as such statements constitute a summary of the legal matters referred to therein, fairly present in all material respects such legal matters;

                 (xi) nothing has come to such counsel's attention which causes such counsel to believe that (except for the financial statements and other financial and statistical information included therein as to which such counsel need express no belief) the Offering Memorandum, as of its date of issuance, and as amended or supplemented, if applicable, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                 (xii) the Company is not and, after giving effect to the offering and sale of the Securities to be sold and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

          In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to the Initial Purchasers' counsel) of other counsel, reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfacto ry to such counsel and, in such counsel's opinion, the Initial Purchasers and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xi) above counsel may state their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto but is without independent check or verification except as specified.

          The opinion of Kirkland & Ellis described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          (f) on the date of the issuance of the Offering Memorandum and also on the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum;

          (g) the Company shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Annex II;

          (h) the Company shall have previously executed the Credit Agreement in form and substance reasonably satisfactory to the Initial Purchasers and each of the other Transactions shall occur substantially simultaneously with the Closing;

          (i) the Initial Purchasers shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to the validity of the Indenture and the Securities, and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

          (j) on or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

     7. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (and any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto) or any preliminary offering memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through J.P. Morgan Securities Inc. expressly for use therein.

     Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through J.P. Morgan Securities Inc. expressly for use in the Offering Memorandum, any amendment or supplement thereto, or any preliminary offering memorandum.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred, reasonably promptly after the Indemnifying Person has been provided documentation in customary form therefor. Any such separate firm for the Initial Purchasers and such control persons of Initial Purchasers shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The

Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to approve and consent to a settlement of any proceeding or claim and to reimburse the Indemnified Person for fees and expenses related thereto contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding or claim effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have given written notice to such Indemnified Person stating whether or not such Indemnifying Person consents to such settlement in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, such Company's officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by any of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

     9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date either Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     10. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of any of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

     11. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     12. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. alone on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260; Attention: Syndicate Department. Notices to the Company shall be given to them at Citicorp Venture Capital, 399 Park Avenue, 14th Floor, New York, New York 10043; Attention: David Howe; with a copy to Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022; Attention: Lance Balk.

     13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                              Very truly yours,

                              PEN-TAB INDUSTRIES, INC.


                              By: /s/ William Leary
                                  -----------------------------------
                              Name:     William Leary

                              Title:    Vice President


Accepted:  January 30, 1997

       J.P. MORGAN SECURITIES INC.
       BEAR, STEARNS & CO. INC.

       By: J.P. Morgan Securities Inc.

       By: /s/ S.J. McCrickard
           -----------------------------
       Name:      S.J. McCrickard
       Title:     Vice President

                                    ANNEX I


     (A) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents that it has offered and sold the Securities and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S, Rule 144A or pursuant to paragraph B of this Annex under the Act. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A or paragraph B of this Annex), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     Each Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

     (B) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 2 of this Agreement without delivery of the written statement required by paragraph (A) above.

     (C) Each Initial Purchaser further represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom by means of any document, any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or which it is reasonable to expect will so do, or in circumstances which do not otherwise constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995 of Great Britain, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 and any regulation promulgated thereto of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     (D) Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purposes. Each Initial Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities.

                                  SCHEDULE I

                                                            Principal Amount
                                                            of Securities
Initial Purchaser                                           To Be Purchased
----------------                                            ---------------
J.P. Morgan Securities Inc.............................       $48,750,000

Bear, Stearns & Co. Inc................................       $26,250,000
                                                               ----------

               Total:..................................       $75,000,000